EXHIBIT 99.1

    Community Bancorp Reports 66% Increase in 1st Qtr Net Income to
               $1.9 Million; EPS Increases 33% to $0.40

    ESCONDIDO, Calif.--(BUSINESS WIRE)--April 22, 2004--Community Bancorp Inc. (the "Company") (Nasdaq: CMBC) a community bank holding company with $502 million in total assets, today announced financial results for the quarter ended March 31, 2004.
    Net income increased 66% in the first quarter 2004 to $1.9 million compared to $1.1 million in the first quarter 2003. Earnings per share
(EPS) increased 33% in the first quarter 2004 to $0.40 per diluted share compared to $0.30 per diluted share for the first quarter 2003. These results include the impact of the shares issued in a private placement of Company common stock during the third quarter of 2003. The Company's return on average equity (ROE) and return on average assets (ROA) for the first quarter of 2004 were 19.43% and 1.55%, respectively, compared to 21.06% and 1.08%, respectively, for the first quarter of 2003. Total assets increased 18% to $502.3 million as of March 31, 2004 compared to $425.2 million a year earlier.
    "Continued strong loan and deposit growth has led to the outstanding results in the first quarter," stated Michael J. Perdue, President and CEO. "Total average loans for the first quarter were $406.7 million, an increase of 16% compared to the first quarter a year ago, and average deposits were up 14% to $406.6 million for the quarter compared to $355.8 million for the same period a year earlier. The change in deposit mix has also contributed to our improved performance. Average demand deposits have increased 40% to $73.1 million for the first quarter 2004 compared to $52.2 million for the same period in 2003. As a result of both our loan and deposit growth and change in deposit mix, our net interest income increased 26% in the first quarter 2004 over 2003, and our net interest margin increased 48 basis points from 4.79% in the first quarter 2003 to 5.27% in the first quarter 2004."
    The Company's efficiency ratio has continued to improve, decreasing to 58.41% for the first quarter of 2004 compared to 64.31% for the first quarter of 2003. Gross revenues (net interest income plus non interest income) have increased 20% when comparing the first quarter 2004 to 2003, while operating expenses have increased only 9% for the same periods. The increase in gross revenue has mainly come from improvements in net interest income and non-interest income sources other than gain on sale of loans, which has remained stable from period to period. As a percent of gross revenues, the gain on sale of loans has decreased from 17.7% in the first quarter of 2003 to 14.7% in the first quarter of 2004.
    Loan production in the first quarter was very strong, increasing 15% to $83.7 million compared to $72.6 million for the first quarter 2003 (excluding mortgage loans). Of these totals, SBA loan originations totaled $36.6 million for the first quarter 2004 compared to $14.0 million for the same period in 2003.
    "Both the SBA 7a and 504 units have increased production when comparing the first quarter 2004 to 2003," stated Perdue. "Even with the governmental restrictions placed on the 7a lending program in the first quarter 2004, our 7a production increased 66% to $11.8 million in the first quarter compared to $7.1 million generated in the same period a year ago. The 504 unit loan production has improved even more dramatically, increasing 259% to $24.8 million in the first quarter 2004 from $6.9 million in the first quarter a year earlier."

    OTHER FINANCIAL HIGHLIGHTS

    During the first quarter of 2004, total interest income was $7.2 million, a 12% increase over the $6.4 million for the first quarter 2003. The increase was the result of the 14.0% increase in average interest earning assets, partially offset by decreases in the yield on those assets.
    Total interest expense for the first quarter of 2004 decreased 27% to $1.3 million compared to $1.8 million for the first quarter of 2003. Interest expense was reduced due to the decline in cost of average deposits as a result of increases in the average balances of transaction accounts (interest bearing checking accounts, demand deposits, savings and money market accounts) and the repricing of CDs in the current lower interest rate environment, partially offset by the increase in average balance of interest bearing deposits. Average transaction accounts increased 33% to $186.3 million for the first quarter 2004 compared to $140.2 million for the first quarter 2003.
    Other operating income increased 4% to $1.9 million for the first quarter 2004 compared to $1.8 million for the first quarter 2003. Gain on sale of loans remained stable at $1.1 million for the first quarters of 2004 and 2003, consistent with the Company's goal of having gains on sale of loans between $1.0 million and $1.5 million per quarter. Loan servicing fees increased to $198,000 for the first quarter of 2004 compared to $152,000 for the first quarter of 2003 due to increases in the amount of loans serviced for others.
    Total assets increased 18% to $502.3 million as of March 31, 2004 compared to $425.2 million as of March 31, 2003. Net loans before the allowance for loan losses increased 19% to $421.9 million as of March 31, 2004 compared to $355.4 million as of March 31, 2003.
    Deposits were $429.1 million as of March 31, 2004, an increase of 18% compared to $363.5 million as of March 31, 2003. Retail deposits increased 15% to $356.5 million compared to $309.5 million last year. Non-interest bearing deposits increased 35% to $76.7 million as of March 31, 2004 compared to $56.8 million a year earlier.
    Stockholders' equity increased 79% to $38.9 million as of March 31, 2004 compared to $21.8 million as of March 31, 2003. Book value per share increased to $8.90 per share as of March 31, 2004 compared to $6.11 per share as of March 31, 2003. During the third quarter of 2003, the Company completed a private placement of 725,000 shares of common stock at a price of $15.00 per share. Net proceeds totaled $10.1 million.

    ASSET QUALITY AND CAPITAL RATIOS

    As of March 31, 2004, the reserve for loan losses increased to $5.4 million compared to $5.2 million as of December 31, 2003 and $4.3 million as of March 31, 2003. As a percentage of total gross loans, the reserve for loan losses was 1.28% as of March 31, 2004 compared to 1.30% as of December 31, 2003 and 1.19% as of March 31, 2003. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.38% as of March 31, 2004 compared to 1.40% as of December 31, 2003 and 1.30% as of March 31, 2003. During the first quarter 2004, the Company recorded a provision for loan losses of $228,000 compared to $381,000 for the first quarter 2003.
    Total non-performing loans totaled $973,000 as of March 31, 2004 compared to $961,000 as of December 31, 2003 and $3.0 million as of March 31, 2003. Non-performing loans as a percentage of gross loans decreased to 0.23% as of March 31, 2004 compared to 0.24% as of December 31, 2003 and 0.84% as of March 31, 2003. Net of government guarantees, non-performing loans totaled $397,000, or 0.09% of total gross loans, as of March 31, 2004 compared to $271,000, or 0.07% of total gross loans, as of December 31, 2003 and $703,000, or 0.20% of total gross loans, as of March 31, 2003.
    Non-performing assets were $1.4 million as of March 31, 2004 and December 31, 2003 compared to $3.0 million as of March 31, 2003. Net of government guarantees, non-performing assets as a percent of total assets were 0.17% as of March 31, 2004 compared 0.15% as of December 31, 2003 and 0.17% as of March 31, 2003.
    Net loan charge offs to average net loans were only 0.01% for the quarter ended March 31, 2004 compared to 0.06% for the quarter ended March 31, 2003.
    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's equity to assets was 7.75% as of March 31, 2004 compared to 7.78% as of December 31, 2003 and 5.12% as of March 31, 2003.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $502 million in assets as of March 31, 2004, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves northern San Diego County and southwest Riverside County with retail banking offices in Bonsall, Escondido, Fallbrook, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED BALANCE SHEETS
---------------------------     Percentage
(unaudited) (dollars in           change
 thousands)                        from     March  December    March
                                 March 31,   31,      31,        31,
                                   2003     2004     2003       2003
                                   -----    ----     ----       ----
ASSETS:
Cash and cash equivalents                 $39,596   $35,865   $21,060
Investments and interest
 bearing deposits in financial
 institutions                              24,838    25,607    37,872

Loans held for investment            11%  343,919   330,302   310,969
  Less allowance for loan
   losses                                  (5,428)   (5,210)   (4,266)
                                         --------- --------- ---------
       Net loans held for
        investment                        338,491   325,092   306,703
Loans held for sale                  76%   77,937    69,120    44,388
Premises and equipment, net                 3,731     3,653     4,050
Other real estate owned and
 repossessed assets                           450       458        --
Accrued interest and other
 assets                                     9,505     9,222     6,118
Deferred tax asset, net                     3,477     3,569     1,702
Servicing assets, net                       3,330     3,247     2,751
Interest-only strips, at fair
 value                                        998       865       536
                                         --------- --------- ---------

       Total assets                  18% $502,353  $476,698  $425,180
                                         ========= ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Interest bearing                  15% $352,327  $324,466  $306,730
   Non-interest bearing              35%   76,725    68,660    56,753
                                         --------- --------- ---------
        Total deposits               18%  429,052   393,126   363,483

Long term debt                             15,063    14,697    10,021
Short term borrowing                       13,000    25,000    24,916
Accrued expenses and other
 liabilities                                6,316     6,794     4,978
                                         --------- --------- ---------
       Total liabilities             15%  463,431   439,617   403,398
                                         --------- --------- ---------

Stockholders' equity
Common stock, $ .625 par
 value;  authorized 10,000,000
 shares, issued and outstanding;
 4,374,864 at March 31, 2004,
 4,364,942 at December 31, 2003 and
 3,565,353 at March 31, 2003                2,734     2,728     2,228
Additional paid-in capital                 20,960    20,907    10,802
Unrealized gains (losses) on
 available for sale
 securities,
   net of income taxes                         55       (75)        3
Retained earnings                          15,173    13,521     8,749
                                         --------- --------- ---------

       Total stockholders'
        equity                       79%   38,922    37,081    21,782
                                         --------- --------- ---------

       Total liabilities and
        stockholders' equity         18% $502,353  $476,698  $425,180
                                         ========= ========= =========

CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
(unaudited) (dollars in thousands, except Qtly                Quarter
 per share data)                                               Ended
                                              %              March 31,
INTEREST INCOME                             Change   2004       2003
                                            ------   ----       ----
    Interest and fees on loans                      $6,868     $6,069
    Interest on cash equivalents                        36         26
    Interest-earning deposits with banks                 1          3
    Interest on trading securities                      --         58
    US Treasury, govt. agencies & other
     securities                                        266        259
                                                 ---------- ----------
Total Interest Income                        12%     7,171      6,415

INTEREST EXPENSE
    Deposits                                         1,028      1,486
    Other borrowed money                               270        286
                                                 ---------- ----------
Total Interest Expense                      -27%     1,298      1,772

Net interest income                          26%     5,873      4,643
Provision for loan losses                              228        381
                                                 ---------- ----------
Net Interest Income After Provision for
 Loan Losses                                 32%     5,645      4,262

OTHER OPERATING INCOME
    Net gain on sale of loans                        1,139      1,137
    Loan servicing fees, net                           198        152
    Customer service charges                           194        187
    Other fee income                                   327        306
                                                 ---------- ----------
Total Other Operating Income                  4%     1,858      1,782

OPERATING EXPENSES
    Salaries and employee benefits                   2,463      2,338
    Occupancy                                          358        317
    Depreciation                                       190        210
    Other                                            1,505      1,267
                                                 ---------- ----------
Total Operating Expenses                      9%     4,516      4,132
                                                 ---------- ----------

    Income before income taxes               56%     2,987      1,912
    Income taxes                             42%     1,117        788
                                                 ---------- ----------
NET INCOME                                   66%    $1,870     $1,124
                                                 ========== ==========

Per Share Data
    Basic earnings per common share          34%     $0.43      $0.32
                                                 ========== ==========
    Diluted earnings per common share        33%     $0.40      $0.30
                                                 ========== ==========
Average shares for basic earnings per
 share                                           4,370,088  3,560,856
Average shares for diluted earnings per
 share                                           4,660,655  3,710,922

SUPPLEMENTAL DATA
-----------------
(unaudited)(dollars in                       Quarter ended
thousands, except per share data)              March 31,
                                         --------------------
                                            2004       2003
                                         ---------  ---------
Annualized return on average assets         1.55%      1.08%
Annualized return on average equity        19.43%     21.06%
Efficiency ratio                           58.41%     64.31%
Annualized net interest margin              5.27%      4.79%
Book value per share                       $8.90      $6.11

NON-PERFORMING ASSETS                                             At
---------------------                                            Dec.
                                              At March 31,        31,
                                            2004       2003      2003
                                        ---------  --------- ---------
Non-accrual loans                           $973     $3,012      $961
Loans past due 90 days or more                --         --        --
Restructured loans                            --         --        --
                                        ---------  --------- ---------
Total non-performing loans                   973      3,012       961
OREO & other repossessed assets              450         --       458
                                        ---------  --------- ---------
Total non-performing assets               $1,423     $3,012    $1,419
                                        =========  ========= =========
Total non-performing loans/gross loans      0.23%      0.84%     0.24%
Total non-performing assets/total assets 0.28% 0.71% 0.30% Total non-performing loans net of
 guarantees/gross loans                     0.09%      0.20%     0.07%
Total non-performing assets net of
 guarantees/total assets                    0.17%      0.17%     0.15%

ALLOWANCE FOR LOAN LOSSES                    Quarter ended
-------------------------                       March 31,
                                            2004       2003
                                            ----       ----
Balance at beginning of period            $5,210     $3,945
Provision for loan losses                    228        381
Recovery of (provision for) reserve for
   losses on commitments to extend
    credit                                     2        (10)
Charge offs, (net of recoveries)             (12)       (50)
                                        ---------  ---------
Balance at end of period                  $5,428     $4,266
                                        =========  =========
Loan loss allowance/gross loans             1.28%      1.19%
Loan loss allowance/gross loans net of
 guarantees                                 1.38%      1.30%
Loan loss allowance/loans held for
 investment                                 1.58%      1.37%
Loan loss allowance/non-performing loans 557.86% 141.63% Loan loss allowance/non-performing
 assets                                   381.45%    141.63%
Loan loss allowance/non-performing
 loans, net of guarantees                1367.25%    606.83%
Loan loss allowance/non-performing
 assets, net of guarantees                640.85%    606.83%
Net Charge offs (annualized) to average
 loans                                      0.01%      0.06%

CAPITAL RATIOS                                                    At
--------------                                                   Dec.
                                              At March 31,        31,
                                            2004       2003      2003
                                            ----       ----      ----
Holding Company Ratios
     Total capital (to risk-weighted
      assets)                              13.54%      9.88%    13.77%
     Tier 1 capital (to risk-weighted
      assets)                              11.82%      7.88%    11.88%
     Tier 1 capital (to average assets)    10.67%      6.87%    10.67%
     Equity to total assets                 7.75%      5.12%     7.78%

Bank only Ratios
     Total capital (to risk-weighted
      assets)                              13.29%     10.32%    13.39%
     Tier 1 capital (to risk-weighted
      assets)                              12.04%      9.10%    12.14%
     Tier 1 capital (to average assets)    10.87%      7.93%    10.90%

For the three months
ended March 31,                 2004                   2003
                    --------------------------------------------------
(unaudited)(dollars   Avg.   Interest  Avg.   Avg.    Interest  Avg.
 in thousands)      Balance  Earned/   Rate/  Balance Earned/   Rate/
                             Paid      Yield          Paid      Yield
                   ---------------------------------------------------
Average assets:
Securities and time
 deposits at other
 banks              $26,313    $267    4.08% $35,004    $320     3.71%
Fed funds sold       15,494      36    0.93%   8,969      26     1.18%
Loans:
     Commercial     137,712   2,164    6.32% 108,867   1,748     6.51%
     Real Estate    234,044   4,080    7.01% 204,499   3,643     7.22%
     Aircraft        30,903     547    7.12%  29,243     550     7.63%
     Consumer         4,022      77    7.70%   6,730     128     7.71%
                   ---------------------           -------------------
          Total
           loans    406,681   6,868    6.79% 349,339   6,069     7.05%
                   ---------------------           -------------------
Total earning
 assets             448,488   7,171    6.43% 393,312   6,415     6.61%
Non earning assets   34,296                   24,730
                   ---------                ---------
Total average
 assets            $482,784                 $418,042
                   =========                =========

Average liabilities and shareholders'
 equity:
Interest bearing
 deposits:
     Savings and
      interest
      bearing
      accounts     $113,203     143    0.51% $88,020     180     0.83%
     Time deposits  220,248     885    1.62% 215,617   1,306     2.46%
                   -------------------             -------------------
Total interest
 bearing deposits   333,451   1,028    1.24% 303,637   1,486     1.98%
Long term debt       14,866     225    6.09%  10,000     171     6.94%
Short term
 borrowing           16,421      45    1.10%  25,537     115     1.83%
                   -------------------             -------------------
Total interest
 bearing
 liabilities        364,738   1,298    1.43% 339,174   1,772     2.12%
Demand deposits      73,100                   52,155
Accrued expenses
 and other
 liabilities          6,458                    5,361
Net shareholders'
 equity              38,488                   21,352
                   ---------                ---------
Total average
 liabilities
 shareholders'
 equity            $482,784  $5,873         $418,042  $4,643
                   =====================    =====================

Net interest spread                    5.00%                     4.50%
                                       =====                     =====
Net interest margin                    5.27%                     4.79%
                                       =====                     =====


    CONTACT: Community Bancorp Inc., Escondido
             Michael J. Perdue, President and CEO, 760-432-1100 www.comnb.com